Exhibit 5.1

February 19, 2007

Atwood Oceanics, Inc.
15835 Park Ten Place Drive
Houston, TX 77084

Ladies and Gentlemen:

         We have acted as counsel for Atwood Oceanics, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Common Stock, $1.00 par value per share and the associated Series A Junior Participating Preferred Stock purchase rights (collectively, the "Shares"), of the Company to be offered upon the terms and subject to the conditions set forth in the Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan of the Company (the "Plan"). At your request, this opinion is being furnished to the Company for filing as Exhibit 5.1 to the registration statement referred to below.

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Formation of the Company, the Second Amended and Restated By-Laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We have also reviewed the Company's registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based solely on the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when paid for and issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/ STRASBURGER & PRICE, L.L.P.
                                           STRASBURGER & PRICE, L.L.P.